                                                                     EXHIBIT 4.3

                         Interplay Entertainment Corp.
                                ______________
                           Irvine, California  92606

                           REPRESENTATIVE'S WARRANT



Date of Issuance:  As of May 22, 2001          Right to Purchase 100,000 shares

     FOR VALUE RECEIVED, Interplay Entertainment Corp., a Delaware corporation (the "Company"), promises to issue in the name of, and sell and deliver to, Roth Capital Partners, Inc. (the "Holder"), a certificate or certificates for an aggregate of 100,000 shares (the "Warrant Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"), upon payment by the Holder of the exercise price of $1.5625 per share for the Warrant Shares (the "Exercise Price") in lawful funds of the United States of America, with the Exercise Price being subject to adjustment in the circumstances set forth hereinbelow. This Warrant expires in its entirety at 5:00 p.m. Eastern Time on May 22, 2006 (the "Expiration Date"). This Warrant is issued pursuant to and in full satisfaction of the Company's obligations under the Private Placement Engagement Agreement dated as of January 31, 2001 between the Company and Roth Capital Partners, Inc. (the "Representative").

                       SECTION 1.   Certain Definitions
                                    -------------------

     As used in this Warrant, the following terms have the meanings set forth below:

     "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 4 of this Warrant.

     "Date of Issuance" is the date set forth on the front page of this Warrant, and the terms "date hereof," "date of this Warrant," and similar expressions shall be deemed to refer to the Date of Issuance, as specified in Section 11 of this Warrant.

     "Effective Date" means the date the Company's Registration Statement (as defined below) is declared effective by the U.S. Securities and Exchange Commission (the "Commission").

     "Exercise Period" means the period of time commencing at 12:01 A.M., Eastern Time, on the first anniversary of the Effective Date and ending at 5:00 p.m., Eastern Time, on the fifth anniversary of the Effective Date.

     "Market Price" means, as to any security, the greater of (i) the closing sale price or (ii) the average of the closing prices of such security's sales on the principal domestic securities exchange on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices listed on the NNM as of the close of trading in New York City on such day, or, if on any day such security is not listed on the NNM, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 5 consecutive business days consisting of the business day immediately preceding the day as of which "Market Price" is being determined and the 4 consecutive business days prior to such day; provided that if such
                                                   --------
security is listed on any domestic securities exchange or listed on the NNM, the term "business day" or "business days" as used in this sentence means a day or days, as applicable, on which such exchange or the NNM is open for trading or quotation, as the case may be. If at any time such security is not listed on any domestic securities exchange or quoted on the NNM or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Company and the Holders of Warrants representing at least 50% of the Common Stock purchasable upon the exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement, such
             --------
fair value will be determined by an appraiser jointly selected by the Company and the Holders of Warrants representing at least 25% of the Common Stock purchasable upon the exercise of all the Warrants then outstanding.

     "NNM" means the Nasdaq National Market(R) or such other similar quotation system as may in the future be used generally by members of The Nasdaq Stock Market, Inc. for transactions in securities.

     "Person" means an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization, or a government or any department or agency thereof.

     "Registration Statement" shall bear the definition ascribed in Section 13.1 hereto.

     "Warrants" mean this Warrant and all other Warrants issued in exchange or substitution for this Warrant or any such other Warrants issued pursuant to the terms hereof or thereof, as the case may be.

                       SECTION 2.   Exercise of Warrant
                                    -------------------

     2.1  Exercise Period.  The Holder may exercise this Warrant, in whole or in
          ---------------
part(but not as to a fractional share), at any time and from time to time, during the Exercise Period.

     2.2  Exercise Procedure.
          ------------------

          (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

               (i)    a completed Exercise Agreement, in the form set forth as
Exhibit I hereto, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

               (ii) this Warrant (subject to delivery by the Company of a new Warrant with respect to any unexercised portion, as provided in Subsection 2.2(b));

               (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth as Exhibit II hereto, evidencing the assignment of this Warrant to the Purchaser; and

               (iv) a cashier's or official bank check or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise. Notwithstanding anything contained herein to the contrary, the Exercise Price for the Warrant may be satisfied by the delivery of an unexercised portion of this Warrant to the Company or the Transfer Agent for cancellation having a value, as determined by the spread as of the date of surrender equal to the difference between the then applicable Exercise Price and the Market Price of the shares of Common Stock underlying this Warrant, equal to the aggregate Exercise Price of the portion of this Warrant desired to be then exercised.

          (b) Certificates for Warrant Shares purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five calendar days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company will, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

          (c) The Warrant Shares issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

          (d) The issuance of certificates for Warrant Shares upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related transfer; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (e) The Company will not close its books for the transfer of this Warrant or of any of the Warrant Shares in any manner that interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Warrant Share Exercise Price then in effect.

     2.3  Exercise Agreement.  The Exercise Agreement will be substantially
          ------------------
in the form set forth as Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Holder of this Warrant, the Exercise Agreement will also state the name of the Person to whom the certificates or instrument for the Warrant Shares are to be issued, and if the number of Warrant Shares purchasable does not include all of such securities purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

     2.4   Fractional Shares.  If a fractional share of Common Stock would, but
           -----------------
for the provisions of Subsection 2.1, be issuable upon exercise of the rights represented by this Warrant, the Company will, within 20 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the Market Price of such fractional share as of the close of business on the Exercise Date.

                           Section 3. Exercise Price
                                      --------------

     3.1   General. The Holder of this Warrant shall be entitled to purchase
           -------
such numbers of Warrant Shares at the Exercise Price as are specified on the cover page.

     3.2   Subdivision or Combination of Common Stock and Stock Dividends.  If
           --------------------------------------------------------------
the Company shall at any time after the date hereof (a) issue any shares of Common Stock or Convertible Securities, or any rights to purchase Common Stock or Convertible Securities, as a dividend upon Common Stock, (b) issue any shares of Common S tock, in subdivision of outstanding shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock, by reclassification or otherwise, then the Exercise Price that would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such dividend, subdivision, or combination and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such dividend, subdivision, or combination.

     3.3   Certain Dividends or Distributions.  If the Company shall declare a
           ----------------------------------
dividend or distribution upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock, Rights or Convertible Securities, the Exercise Price that would apply if purchase rights hereunder were being exercised immediately prior to the declaration of such dividend or distribution shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per share of the Common Stock or, in the case of any other dividend or distribution, to the fair value of such dividend or distribution per share of the Common Stock as determined in good faith by the Board of Directors of the Company. For purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend or distribution or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend or distribution are to be determined.

     3.4   No De Minimis Adjustments.  No adjustment of the Exercise Price
           -------------------------
shall be made if the amount of such adjustment would be less than one cent per share, but in such case any adjustment that otherwise would be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.

       Section 4. Adjustment of Number of Shares Issuable upon Exercise
                  -----------------------------------------------------

     Upon each adjustment of the Exercise Price pursuant to Section 3, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, (i) at the adjusted Exercise Price in effect on the date purchase rights for Warrant Shares under this Warrant are exercised, the number of Warrant Shares, calculated to the nearest whole number, determined by (a) multiplying the number of Warrant Shares purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise. The provisions of Subsection 2.4 shall apply, however, so that no fractional Warrant Share shall be issued upon exercise of this Warrant.

Section 5. Effect of Reorganization, Reclassification, Consolidation, Merger, or
           ---------------------------------------------------------------------
           Sale
           ----

     If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares provided for in Subsection 3.3 hereof), any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, then the Holder of this Warrant shall thereafter upon exercise of this Warrant be entitled to receive the number of Warrant Shares or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Holders of the Warrant Shares (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Warrant (including those relating to adjustments of the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition and the Holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation, or merger.
The Company shall not effect any such reorganization, consolidation, or merger unless, upon or prior to the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the Holder hereof such shares of stock or other securities, cash, or property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the

Warrant shall terminate upon the earlier of the expiration of the Exercise Period and 60 days after the Company gives written notice to the Holder of this Warrant that such sale or other disposition has been consummated.

             Section 6. Additional Adjustment of Number of Shares
                        ------------------------------------------

     The number of shares of common stock purchasable hereunder shall automatically be increased to 500,000 shares (as such number may be adjusted pursuant to Sections 3, 4 and 5 of this Warrant) if, and only if, the Company has entered into an amendment of Investor Warrants (as defined below) covering 85% of the aggregate number of shares covered by all Investor Warrants, which amendment shall provide that any right to exercise such Investor Warrants for additional shares pursuant to Section 5(e) of the Investor Warrants shall terminate upon a sale of the Company at a price of more than $2.75 per share. The warrant price and other terms of this warrant shall be unaffected by any such increase. "Investor Warrants" means the Warrants issued to investors pursuant to the Subscription Agreement dated March 29, 2001 between the Company and such investors (the "Investor Warrants").

                        Section 7. Notice of Adjustment
                                   --------------------

     Immediately upon any adjustment of the Exercise Price or increase or decrease in the number of Warrant Shares, the Company will send written notice thereof to all Holders, stating the adjusted Exercise Price, and the increased or decreased number of Warrant Shares and setting forth in reasonable detail the method of calculation for such adjustment and increase or decrease. When appropriate, such notice may be given in advance and included as part of any notice required to be given pursuant to Section 8 below. Notwithstanding anything herein to the contrary, if any adjustment under this Warrant of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant, shall be determined by NASD Regulation, Inc. (the "NASD") to violate the Rules of Fair Practice of the NASD, and such determination shall not be subject to further appeal or review, the violative provisions shall be deemed to be amended to the minimum extent necessary to cause each such provision to comply with the applicable violated section of the NASD Rules of Fair Practice.

                  SECTION 8. Prior Notice of Certain Events
                             ------------------------------
     If at any time:

          (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock;

          (b)  the Company shall offer for subscription pro rata to the holders
                                                        --- ----
of its Common Stock any additional shares of stock of any class or any other rights;

          (c) there shall be any reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with another corporation, or a sale or disposition of all or substantially all its assets; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company, then, in each such case, the Company shall give prior written notice, by hand delivery, by overnight delivery or by certified mail, postage prepaid, addressed to the Holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution, or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. A copy of each such notice shall be sent simultaneously to each transfer agent of the Company's Common Stock. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 30 days prior to the record date or the effective date, whichever is earlier, of the subject action or other event.

     If any other event (not listed above) would require adjustment to the Exercise Price, then the Company shall give prior written notice thereof (in substance as set forth above) to the Holders, at their addresses and in the manner provided in Subsection 14.3. Notwithstanding the foregoing, the Company shall not be required to give prior written notice where it is not reasonably possible.

                 Section 9.  Reservation of Common Stock
                             ---------------------------

     The Company will at all times reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. Upon exercise of this Warrant, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NNM or Nasdaq SmallCap Market.

              Section 10.  No Shareholder Rights or Obligation
                           -----------------------------------

     This Warrant will not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. Until the shares of Common Stock issuable upon exercise of this Warrant are recorded as issued on the books and records of the Company's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of an Exercise Agreement, the appropriate documentation necessary to effectuate the exercise of the Warrant and issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price of the Warrant Shares acquirable by exercise hereof or as a shareholder of the Company.

           Section 11.  Exchangeable for Different Denominations
                        ----------------------------------------

     This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants, as set forth on the front page hereof, will represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issued this Warrant, which is set forth on the front page hereof, will be deemed to be the "Date of Issuance" of this Warrant and any purchase warrant exchanged or substituted herefor, regardless of the number of times (and dates on which) new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

                       Section 12.  Transferability
                                    ---------------

     Subject to the transfer conditions referred to in Section 2 or in the remaining provisions or this Section 12, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. This Warrant and the Warrant Shares may not be offered, sold, or transferred except in compliance with the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws; and then only against receipt of an agreement of the Person to whom such offer or sale is made to comply with the provisions of this
Section 12 with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any Person purchasing this Warrant or any Warrant Shares pursuant to a registration statement effective under the Act. The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof under circumstances that might require registration of such security under the Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Promptly upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the opinion of such counsel, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company. The above agreement by the Holder of this Warrant shall not be deemed to limit or restrict in any respect the exercise of rights set forth in Section 13 hereof.

                       Section 13.   Registration Rights
                                     -------------------

     13.1 Registration Rights. The Company will use its best efforts file a Registration Statement with the SEC for the resale of the Warrant Shares (as defined below) within 14 days after the Date of Issuance, and the Company will further use its best efforts to assure that such Registration Statement is
effective within 60 days after the Date of Issuance.   For the purposes of this
Warrant: (A) "Registrable Shares" means the Warrant Shares (and including any shares issued in connection with any split or dividend in respect of any such shares); provided, however, that any such Share will cease to be a Registrable Share when (1) a Registration Statement covering a Registrable Share has been declared effective by the SEC and such Share has been disposed of by the Holder(s) pursuant to such effective Registration Statement, (2) such share (after initial issuance) is held by the Company or otherwise ceases to be outstanding, or (3) such share may be traded without restriction pursuant to paragraph (k) of Rule 144, if applicable; and (B) "Registration Statement" means any registration statement or comparable document under the Act through which a public sale or disposition of the Registrable Shares may be registered, including the prospectus, amendments and supplements to such registration statement, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     13.2  Suspension Of Effectiveness.  The Company's obligations under Section
13.1 above shall not restrict its ability to suspend the effectiveness of, or direct the Holder(s) not to offer or sell securities under, any Registration Statement, at any time, for such reasonable period of time which the Company believes is necessary to prevent the premature disclosure of any events or information having a material effect on the Company. In addition, the Company shall not be required to keep any Registration Statement effective, or may, without suspending such effectiveness, instruct the Holder(s) not to sell such securities, during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales.

     13.3 Registration Procedures. Except as otherwise expressly provided herein, in connection with any registration of Registrable Shares pursuant to this Warrant, the Company shall:


(a) in accordance with the terms of Section 13.1, prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable, and thereafter keep such Registration Statement effective for one
(1) year subsequent to the Expiration Date or, if earlier, until the distribution contemplated in the Registration Statement has been completed; and before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Holder(s) copies of such Registration Statement and such other documents as proposed to be filed (including copies of any document to be incorporated by reference therein), and thereafter furnish to the Holder(s) such number of copies as may be reasonably requested in writing by the Holder(s) of such Registration Statement, each amendment and supplement thereto (including copies of any document to be incorporated by reference therein), including all exhibits thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), and, promptly after the effectiveness of a Registration Statement, the definitive final prospectus filed with the SEC;


(b) notify the Holder(s), at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement (including any document to be incorporated by reference therein) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of the Holder(s), the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Holder(s) any such supplement or amendment;

(C) notify the Holder(s) and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose and the Company shall promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Shares for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

     The Company may require the Holder(s) to furnish to the Company such information regarding themselves and the distribution of such Registrable Shares as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration. The Holder(s) agree, by their acquisition of Registrable Shares and their acceptance of the benefits provided to it hereunder, to furnish promptly to the Company all information required to be disclosed in order to make any previously furnished information not materially misleading. All Holder(s) proposing to distribute their Registrable Shares through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company for such underwriting and shall provide to such underwriter or underwriters any opinions and certificates, and any indemnification with respect to such Holder as reasonably required by such underwriter or underwriters.

     The Holder(s) agree that upon receipt of any notice from the Company of the happening of any event of the kind described herein requiring the cessation of the distribution of a prospectus or the distribution of a supplemented or amended prospectus, the Holder(s) will forthwith discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until the Holder(s)' receipt of the copies of the supplemented or amended prospectus contemplated by this Warrant, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, the Holder(s) will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder(s)' possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

     Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the filing of the Registration Statement or the effectiveness thereof.

     The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

     The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities law or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as such Holder or underwriter shall reasonably request.

     12.4 Registration Expenses. All expenses incident to the Company's performance of or compliance with the registration of shares pursuant to this Warrant, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel of the Company and counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Shares), fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., and with listing on any national securities exchange or exchanges in which listing may be sought, printing expenses, messenger and delivery expenses, fees and expenses of any counsel, accountants, or other persons retained or employed by the Holder(s) or underwriters, fees and expenses of counsel for the Company and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company; provided that in no event shall Registration Expenses payable by the Company include any
(i) underwriting discounts, commissions, or fees attributable to the sale of Registrable Shares, or (ii) transfer taxes, if any.

     12.5 Indemnification.

        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Act, the Exchange Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 13.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

        (b) To the extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, each other Holder selling Shares in the Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with the Registration Statement; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 13.5(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 13.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection 13.5(b) exceed the gross proceeds from the offering received by such Holder.

        (c) Promptly after receipt by an indemnified party under this Section
13.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 13.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 13.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 13.5.

        (d) If the indemnification provided for in this Section 13.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

        (e) The obligations of the Company and Holder(s) under this Section 13.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 1, and otherwise.


                          SECTION 14.  Miscellaneous
                                      --------------

     14.1  Original Issue Taxes. The Company will pay all United States, state
           --------------------
and local (but not foreign) original issue taxes, if any, upon the issuance of this Warrant and the Warrant Shares.

     14.2  Amendment and Waiver. Except as otherwise provided herein, the
           --------------------
provisions of this Warrant may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of the Warrants representing at least 50% of the shares of

Common Stock obtainable upon the exercise of the Warrants outstanding at the time of such consent.

     14.3  Notices. Any notices required to be sent to a Holder of this Warrant
           -------
or of any Warrant Shares purchased upon the exercise hereof will be delivered to the address of such Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by registered or certified mail, postage prepaid, and will be deemed to have been given when so delivered in person or on the third business day following the date so sent by mail.

               If to the Holder:  Roth Capital Partners, Inc.
                                  24 Corporate Plaza
                                  Newport Beach, CA  92660
                                  Attention:  Syndicate Department

               With a copy to:    Jeffer, Mangels, Butler & Marmaro LLP
                                  2121 Avenue of the Stars, 10/th/ Floor
                                  Los Angeles, CA  90067-5010
                                  Attention:  Robert M. Steinberg, Esq.

               If to the Company: Interplay Entertainment Corp.
                                  16815 Von Karman Ave.
                                  Irvine, CA 92606
                                  Attention: Brian Fargo, Chief Executive
                                             Officer

               With a copy to:    Stradling, Yocca, Carlson & Rauth
                                  660 Newport Center Drive, Suite 1600
                                  Newport Beach, CA 92660-6441
                                  Attention: K.C. Schaaf, Esq.

     14.4  Descriptive Headings. The descriptive headings of the sections and
           --------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     14.5  Governing Law; Arbitration. This Warrant is governed by, interpreted
           --------------------------
under and construed in all respects in accordance with the substantive laws of the State of Delaware, without regard to the conflicts of law provisions thereof, and irrespective of the place of domicile or residence of the party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the courts of California; and further agree and consent that personal service of process in any such action or proceeding outside the State of California shall be tantamount to service in person in California.

     IN WITNESS WHEREOF, the parties have each caused this Warrant to be executed by its duly authorized officer.

                                    INTERPLAY ENTERTAINMENT CORP., a Delaware corporation


                                    By:________________________________________
                                       Brian Fargo, Chief Executive Officer



                                    ROTH CAPITAL PARNTERS, INC.


                                    By:________________________________________

                                    Its:_______________________________________

                                   EXHIBIT I
                                   ---------

                               EXERCISE AGREEMENT
                               ------------------



To:                                                     Dated:

     The undersigned Record Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribes for and purchases _____ Warrant Shares covered by such Warrant and herewith makes full cash payment of $__________________ for such Warrant Shares at the Exercise Price provided by such Warrant.


                              ________________________________________________
                              (Signature)


                              ________________________________________________
                              (Print or type name)



                              ________________________________________________
                              (Address)

                              ________________________________________________

                              ________________________________________________


     NOTICE: The signature on this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof if applicable, in every particular, without alteration, enlargement, or any change whatsoever, and must be medallion guaranteed by a bank, other than a saving bank, having an office or correspondent in New York, New York, or by a firm having membership on a registered national securities exchange and an office in New York, New York.


                         MEDALLION SIGNATURE GUARANTEE


Authorized Signature:__________________________________________________________

Name of Bank or Firm:__________________________________________________________

Dated:_________________________________________________________________________

                                   EXHIBIT II
                                   ----------

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED,___________________, the undersigned Holder hereby sells, assigns, and transfers all of the rights of the undersigned under the within Warrant with respect to the number of Warrant Shares covered thereby set forth below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint ___________ to effect such transfer of rights on the books of the Company, with full power of substitution:

Name of Assignee         Address of Assignee      No. of Warrant Shares
----------------         -------------------      ---------------------






Dated:___________________________     _________________________________________
                                      (Signature of Holder)


                                      _________________________________________
                                      (Print or type name)


     NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration, enlargement, or any change whatsoever, and must be medallion guaranteed by a bank, other than a savings bank, having an office or correspondent in New York, New York, or by a firm having membership on a registered national securities exchange and an office in New York, New York.


                         MEDALLION SIGNATURE GUARANTEE


Authorized Signature:__________________________________________________________

Name of Bank or Firm:__________________________________________________________

Dated:_________________________________________________________________________